Exhibit 4.2


                                Joinder Agreement

         THIS JOINDER AGREEMENT, dated as of the 31st day of December, 1997 (the "Agreement"), to the Credit Agreement referred to below is entered into by and among Cornerstone Realty Income Trust, Inc., a corporation organized under the laws of Virginia ("Cornerstone"), each Additional Borrower party thereto
(collectively, with Cornerstone, the "Borrowers"), CRIT-NC, LLC, a limited liability company organized under the laws of Virginia and a Subsidiary of Cornerstone (the "Company"), such lenders party thereto (the "Lenders"), and FIRST UNION NATIONAL BANK, a national banking association, as Agent (the "Agent").

                              Statement of Purpose

         The Borrowers, the Lenders and the Agent are parties to the Credit Agreement dated as of October 30, 1997 (as supplemented hereby and as further amended, restated, supplemented or otherwise modified, the "Credit Agreement").

         Pursuant to an Operating Agreement dated as of December 9, 1997, the Company has been formed to hold title to all Properties currently owned by Cornerstone and located in the State of North Carolina. The Company is a Wholly-Owned Subsidiary of Cornerstone and Cornerstone is the sole member and manager of the Company. As a Subsidiary of Cornerstone, the Company is required under the terms of the Credit Agreement to execute and deliver, among other documents, a joinder to the Credit Agreement.

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

         1.01     Joinder of Company.

         (a) Joinder. Pursuant to Section 8.17 of the Credit Agreement, the Company hereby agrees that it is a Borrower under the Credit Agreement as if a signatory thereof on the Closing Date, and the Company shall comply with and be subject to and have the benefit of all of the terms, conditions, covenants, agreements and obligations set forth therein. The Company hereby agrees that each reference to a "Borrower" or the "Borrowers" in the Credit Agreement and other Loan Documents shall include the Company. The Company acknowledges that it has received a copy of the Credit Agreement and that it has read and understands the terms thereof.

         (b) Schedules. Attached hereto are updated copies of each Schedule referenced in the Credit Agreement revised to include all information required to be provided therein with respect to (and only with respect to) the Company.

         2.01 Effectiveness. This Agreement shall become effective upon receipt by the Agent of (i) an originally executed Note for each Lender jointly executed by each Borrower and the Company in exchange for the Notes issued on the Closing Date or the date of the most recent Joinder Agreement, as applicable, (ii) an originally executed counterpart hereof executed by the Borrower, the Agent and the Required Lenders and (iii) any other agreement or document delivered in accordance with Section 8.17 (including, without limitation, any Security Document required to be executed thereunder).

         3.01     General Provisions.

         (a) Representations and Warranties. Each Borrower hereby confirms that each representation and warranty made by it under the Loan Documents is true and correct in all material respects as of the date hereof and that no Default or Event of Default has occurred or is continuing under the Credit Agreement, except for any deviations from such representations and warranties expressly permitted by the Credit Agreement and except for any waivers of such representations and warranties granted by the Required Lenders in writing. Each such Borrower hereby represents and warrants that as of the date hereof there are no claims or offsets against or defenses or counterclaims to their respective obligations under the Credit Agreement or any other Loan Document.

         (b) Limited Effect. Except as supplemented hereby, the Credit Agreement and each other Loan Document shall continue to be, and shall remain, in full force and effect. This Agreement shall not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or (ii) to prejudice any right or rights which the Agent or Lenders may now have or may have in the future under or in connection with the Credit Agreement or the Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended or modified from time to time.

         (c) Costs and Expenses. The Borrowers hereby jointly and severally agree to pay or reimburse the Agent for all of its reasonable and customary out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Agreement including, without limitation, the reasonable fees and disbursements of counsel.

         (d) Counterparts. This Agreement may be executed by one or more of the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         (e) Definitions. All capitalized terms used and not defined herein shall have the meanings given thereto in the Credit Agreement.

         (f) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

         (g) Approval by Required Lenders. By their execution hereof, the Required Lenders evidence their consent to the transactions contemplated hereby including without limitation (i) the creation of the Company as a Wholly-Owned Subsidiary of Cornerstone, (ii) Cornerstone's investment in the Company and
(iii) the transfer by Cornerstone to the Company of each Property currently owned by Cornerstone and located in the State of North Carolina.

         (h) Revised Schedule 1.1(a) to Credit Agreement. The parties hereto acknowledge the attached Schedule 1.1(a) to the Credit Agreement, revised to reflect the merger of Signet Bank with and into First Union National Bank and the combined Commitments of such Lenders.

         (i) Fax Transmission. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.


                            [Signature Pages Follow]

         IN WITNESS WHEREOF the undersigned hereby causes this Agreement to be executed and delivered as of the date first above written.

                                 BORROWERS:

[CORPORATE SEAL]                 CORNERSTONE REALTY INCOME TRUST, INC.


                                 By:      /s/ Stanley J. Olander, Jr.
                                          --------------------------------------
                                 Name:    Stanley J. Olander, Jr.
                                          --------------------------------------
                                 Title:   Vice President and CFO
                                          --------------------------------------



[CORPORATE SEAL]                 CRIT-NC, LLC



                                 By: CORNERSTONE  REALTY INCOME TRUST, INC., its
                                     sole Member/Manager

                                     By: /s/ Stanley J. Olander, Jr.
                                        ----------------------------------------
                                     Name: Stanley J. Olander, Jr.
                                          --------------------------------------
                                     Title:  Vice President and CFO
                                           -------------------------------------

                                            AGENT:

                                            FIRST UNION NATIONAL BANK, as Agent


                                            By:      /s/ John A. Schissel
                                                     ---------------------------
                                            Name:    John A. Schissel
                                                     ---------------------------
                                            Title:   VP
                                                     ---------------------------

                                        LENDERS:

                                        FIRST UNION NATIONAL BANK


                                        By:      /s/ John A. Schissel
                                                 -------------------------------
                                        Name:    John A. Schissel
                                                 -------------------------------
                                        Title:   VP
                                                 -------------------------------


                                        AMSOUTH BANK


                                        By:      /s/ Arthur J. Sharbel, III
                                                 -------------------------------
                                        Name:    Arthur J. Sharbel, III
                                                 -------------------------------
                                        Title:   Vice President
                                                 -------------------------------


                                        CRESTAR BANK


                                        By:      /s/ Richard D. Dickinson
                                                 -------------------------------
                                        Name:    Richard D. Dickinson
                                                 -------------------------------
                                        Title:   Senior Vice President
                                                 -------------------------------


                                        FLEET NATIONAL BANK


                                        By:      /s/ James B. McLaughlin
                                                 -------------------------------
                                        Name:    James B. McLaughlin
                                                 -------------------------------
                                        Title:   Vice President
                                                 -------------------------------


                                        GUARANTY FEDERAL BANK, F.S.B.


                                        By:    /s/ Lesa B. Balsley
                                               ---------------------------------
                                        Name:  Lesa B. Balsley
                                               ---------------------------------
                                        Title: Division Manager/Vice President
                                               ---------------------------------

                       Schedule 1.1(a):  LENDERS AND COMMITMENTS


                                                  COMMITMENT
                                                  AND COMMITMENT
LENDER                                            PERCENTAGE


First Union National Bank                         $65,000,000
One First Union Center, DC-6                         37.14%
301 South College Street
Charlotte, North Carolina  28288-0166
Attention:  John Schissel
Telephone No.:  (704) 383-8763
Telecopy No.:   (704) 383-7989

AmSouth Bank                                      $35,000,000
1900 5th Avenue North                                20.00%
Birmingham, AL  35203
Attention:  Arthur J. Sharbel
            Vice President
Telephone No.:  (205) 581-7647
Telecopy No.:   (205) 326-4075

Crestar Bank                                      $25,000,000
919 East Main Street, 8th Floor                      14.29%
Richmond, VA  23219
Attention:  Richard Dickinson
Telephone No.:  (804) 782-5956
Telecopy No.:   (804) 782-7986

Fleet National Bank                               $20,000,000
111 Westminster Street, RI MO215                     11.43%
8th Floor
Providence, RI  02903
Attention:  Jim McLaughlin
            Vice President
Telephone No.:  (401) 278-3247
Telecopy No.:   (401) 278-5166

Guaranty Federal Bank, F.S.B.                     $30,000,000
8333 Douglas Avenue, Suite 1000                      17.14%
Dallas, TX  75225
Attention:  Roger Davis
Telephone No.:  (214) 360-2849
Telecopy No.:   (214) 360-1661

                                 SCHEDULE 1.1(b)

                                       TO

                                CREDIT AGREEMENT


                                 REFINANCED DEBT

     None.

                                 SCHEDULE 6.1(a)

                                       TO

                                CREDIT AGREEMENT


                 JURISDICTIONS OF ORGANIZATION AND QUALIFICATION

     The Company is organized and authorized to do business in Virginia and has submitted an application to transact business as a foreign limited liability company in North Carolina.

     There are no Subsidiaries of the Company.

                                 SCHEDULE 6.1(b)

                                       TO

                                CREDIT AGREEMENT


                         SUBSIDIARIES AND CAPITALIZATION

     There are no Subsidiaries of the Company.

     The following describes the capitalization of the Company as of the date of the Agreement:


             AUTHORIZED                         OWNERSHIP OF LLC
              CLASS OF                              MEMBERSHIP
              INTEREST                              INTEREST
     LLC Membership Interest                      100% owned by
                                                Cornerstone Realty
                                                Income Trust, Inc.

                                 SCHEDULE 6.1(i)

                                       TO

                                CREDIT AGREEMENT


                                   ERISA PLANS

     None.

                                 SCHEDULE 6.1(m)

                                       TO

                                CREDIT AGREEMENT


                   LABOR AND COLLECTIVE BARGAINING AGREEMENTS

     None.

                                 SCHEDULE 6.1(r)

                                       TO

                                CREDIT AGREEMENT


                         DEBT AND CONTINGENT OBLIGATIONS

     None.

                                 SCHEDULE 6.1(s)

                                       TO

                                CREDIT AGREEMENT


                                   LITIGATION

     None.

                                  SCHEDULE 10.3

                                       TO

                                CREDIT AGREEMENT


                                 EXISTING LIENS

     None.

                                  SCHEDULE 10.4

                                       TO

                                CREDIT AGREEMENT


                    EXISTING LOANS, ADVANCES AND INVESTMENTS

     None.